The Money Store Residential Loan Notes	Record Date: 09/30/03
Series 1998-I	Determination Date: 10/09/03
Statement To Certificateholder	Distribution Date: 10/15/03
A

			Original	Beginning			Current		Ending
		Certificate	Certificate	Certificate			Realized	Total	Certificate
Class	Cusip	Rate	Balance	Balance	Interest	Principal	Loss	Distribution	Balance

A-1	60935FAP5	6.40500%	54,493,000.00	0.00	0.00	0.00	0.00	0.00	0.00

Factors per Thousand					0.00000000	0.00000000		0.00000000	0.00000000

A-2	60935FAQ3	6.20000%	19,745,000.00	0.00	0.00	0.00	0.00	0.00	0.00

Factors per Thousand					0.00000000	0.00000000		0.00000000	0.00000000

A-3	60935FAR1	6.21500%	29,277,000.00	0.00	0.00	0.00	0.00	0.00	0.00

Factors per Thousand					0.00000000	0.00000000		0.00000000	0.00000000

A-4	60935FAS9	6.51500%	23,496,000.00	0.00	0.00	0.00	0.00	0.00	0.00

Factors per Thousand					0.00000000	0.00000000		0.00000000	0.00000000

A-5	60935FAT7	7.17000%	17,989,000.00	0.00	0.00	0.00	0.00	0.00	0.00

Factors per Thousand					0.00000000	0.00000000		0.00000000	0.00000000

M-1	60935FAU4	7.27000%	22,500,000.00	7,117,588.82	43,120.73	1,700,572.77	0.00	1,743,693.50	5,417,016.05

Factors per Thousand					1.91647689	75.58101200		77.49748889	240.75626889

M-2	60935FAV2	7.49500%	19,000,000.00	10,592,695.74	66,160.21	0.00	0.00	66,160.21	10,592,695.74

Factors per Thousand					3.48211632	0.00000000		3.48211632	557.51030211

B	60935FAW0	8.40000%	13,500,000.00	7,526,389.08	52,684.72	0.00	0.00	52,684.72	7,526,389.08

Factors per Thousand					3.90257185	0.00000000		3.90257185	557.51030222

Pool I			200,000,000.00	25,236,673.64	161,965.66	1,700,572.77	0.00	1,862,538.43	23,536,100.87

Totals					0.80982830	8.50286385		9.31269215	117.68050435

GP	n/a	0.00000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Factors per Thousand

Totals			200,000,000.00	25,236,673.64	161,965.66	1,700,572.77	0.00	1,862,538.43	23,536,100.87

The Bank of New York
Structured Finance Services	Carol Frank
101 Barclay Street, 8W	212-815-6093
New York, New York 10286	cafrank@bankofny.com

The Money Store Residential Loan Notes	Record Date: 09/30/03
Series 1998-I	Determination Date: 10/09/03
Statement To Certificateholder	Distribution Date: 10/15/03
A

	Certificate Information

	Current Interest	Carry Forward
	Requirement	Amount
A-1	0.00	0.00
A-2	0.00	0.00
A-3	0.00	0.00
A-4	0.00	0.00
A-5	0.00	0.00
B	52,684.72	0.00
M-1	43,120.73	0.00
M-2	66,160.21	0.00

	Applied Realized	Unpaid Realized	Interest Shortfall
	Loss Amount	Loss Amount	Carryforward Amount
A	0.00	0.00	0.00
B	0.00	0.00	0.00
M	0.00	0.00	0.00

The Bank of New York
Structured Finance Services	Carol Frank
101 Barclay Street, 8W	212-815-6093
New York, New York 10286	cafrank@bankofny.com

The Money Store Residential Loan Notes	Record Date: 09/30/03
Series 1998-I	Determination Date: 10/09/03
Statement To Certificateholder	Distribution Date: 10/15/03
A

Schedule of Remittance
Aggregate Amount Received	2,074,581.05

Monthly Advance (incl. Comp Int.)	2,844.22
Capitalized Interest Account Transfer	0.00
Pre-funding Account Transfer	0.00
Amount Withdrawn from the Certificate Account	0.00
(Unreimbursed Monthly Advance)	0.00
(Servicer Fee)	(6,518.78)
(Contingency Fee)	(6,518.77)
(Late Charges)	(4,484.38)
(Escrow)	(14,546.19)

(29,223.90)

Available Remittance Amount	2,045,357.15

EXHIBIT O	Outstanding Balance	29,557,212.13

	# Accounts	1,539

Fees
Contingency Fee	6,518.77
Expense Account	841.22
FHA Premium Amount	1,016.07
Servicer Fee	6,518.78

Prior Three Months Weighted Average Mortgage Interest Rates
6/03	7/03	8/03
13.779%	13.777%	13.789%

Delinquent Infor.	# Loans	Amount	Percentage

Delinquent 1-29 Days	252	4,253,986.69	14.39%
Delinquent 30-59 Days	64	1,139,199.61	3.85%
Delinquent 60-89 Days	23	413,961.58	1.40%
Delinquent 90 and over	29	333,739.92	1.13%
Loans in Foreclosure	8	279,045.45	0.94%
REO Property	4	177,303.27	0.60%

Totals	380	6,597,236.52	22.32%

The Bank of New York
Structured Finance Services	Carol Frank
101 Barclay Street, 8W	212-815-6093
New York, New York 10286	cafrank@bankofny.com

The Money Store Residential Loan Notes	Record Date: 09/30/03
Series 1998-I	Determination Date: 10/09/03
Statement To Certificateholder	Distribution Date: 10/15/03
A

Collateral Information

Accelerated Principal Distribution	1,606.93
Adjusted Mortgage Interest Rate	12.249
Aggregate Beginning Principal Balance of Loans	31,246,327.82
Aggregate Ending Principal Balance of Loans	29,557,212.13
Amt. Reimb. to Servicer/Cert. Insurer from FHA Acct.	1,016.07
Available Maximum Suboridination Amount	7,604,173.00
Compensating Interest	3,004.11
Curtailments	6,466.94
Excess and Monthly Payments	106,503.22
FHA Claims Filed	0.00
FHA Claims Paid	0.00
FHA Claims Pending	14,033.70
FHA Payments Denied	0.00
FHA and Related Payments Received	0.00
GP Remittance Amount Payable	0.00
Interest Received	356,220.37
Payments and Reimbursments to the Servicers pursuant to:
section 4.04 (b)	0.00
section 4.04 (c)	0.00
section 4.04 (d)ii	0.00
section 4.04 (e)	0.00
section 4.04 (f)I	13,037.55
Payment of Certificate Remittance Amount (Owner Trustee)	180,961.43

Principal Prepayments (Number / Amount)	65	1,527,964.47
Realized Losses (Current / Cumulative)	48,181.06	30,634,961.83
Reimbursable Amount		0.00
Reserve Amount		0.00
Specified Subordinated Amount		6,021,111.26
Spread Amount		6,021,111.26
WAC		13.789%
WAM		165.700
Weighted Average Adjusted Mortgage Loan Remittance Rate for class AF-1, AF-2, AF-3, AF-4, AF-5, B, M-1 & M-2		7.773%

Trigger Event Calculation

1. (i) Exceeds 50% of (ii)	No

(i) Sixty-day Delinquency Ratio		4.07%
(ii) Senior Enhancement Percentage		100.00%

2. Both(a) and (b) occur	Yes

(a) Either (x) or (y) occur		Yes
(x) The Wtd Avg 5 Mth 60-Day Delinq. Ratio does exceed 9% or		3.64%
(y) The Cumulative Realized Losses exceeds $28,200,000		30,634,961.83
and (b) either (x) or (y)		Yes
(x) The Wtd Avg 5 Mth 60-Day Delinq. Ratio exceeds 15% or		3.64%
(y) The Cumulative Realized Losses exceed $9,400,000		30,634,961.83

If 1) or 2) is “YES” then trigger event is in effect	Yes

The Bank of New York
Structured Finance Services	Carol Frank
101 Barclay Street, 8W	212-815-6093
New York, New York 10286	cafrank@bankofny.com